Exhibit 99 (b)

May 10, 2005

The Capital Group Companies, Inc.
333 South Hope Street
Los Angeles, CA 90071

Attention: Michael Downer

Standstill Agreement

Gentlemen:

      We refer to the recent request made by affiliates of The Capital Group Companies, Inc. (“Capital”) for Delphi Corporation (the “Company”) to amend its Rights Agreement, dated as of February 1, 1999 (the “Rights Agreement”), in order to accommodate certain recent investments in shares of the common stock, par value $0.01 per share (the “Shares”), of the Company by such affiliates of Capital. In consideration of the Company making such an amendment, Capital hereby agrees that for a period of six months from the date of this letter agreement neither it nor any of its Affiliates (as such term is defined in the Rights Agreement) shall, directly or indirectly: (a) acquire or agree to acquire, by purchase or otherwise, any Shares which: 1) when aggregated with the Shares then already held by Capital and its Affiliates would exceed 24.99% of the Shares, or 2) with regard to Capital or any single Affiliate, when aggregated with the Shares then already held by any such entity would exceed 15% of the Shares; or (b) request the Company or any of its representatives, directly or indirectly, to amend or waive any provision of this sentence. Following such six-month period, Capital hereby agrees that neither it nor any of its Affiliates shall, directly or indirectly, acquire or agree to acquire, by purchase or otherwise, any Shares, without first requesting the Company, in writing, for permission to do so. In the event that (i) the Company fails to respond to such request within 30 days or (ii) the Company grants such request, then, after a further 30 days, Capital and its Affiliates shall be free to acquire Shares up to the number specified in the prior request to the Company; provided, however, that nothing in this letter agreement shall constitute an amendment or waiver of the Rights Agreement.

      In the event Capital or any of its Affiliates are approached and are considering a block trade of Shares, Capital will promptly notify both Delphi’s Chief Executive Officer and the Director of Investor Relations in advance of such trade.

      It is understood and agreed that money damages would be an insufficient remedy for any actual or threatened breach of this letter agreement by either party and that without prejudice to the rights and remedies otherwise available to it, a party shall be entitled to equitable relief by way of injunction, specific performance or otherwise if the other party breaches or threatens to breach any of the provisions of this letter agreement.

      It is further understood and agreed that no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

      This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

      Any assignment of this letter agreement, including by operation of law, by either party without the prior written consent of the other party shall be void.

      If any term or other provision of this letter agreement is invalid, illegal or incapable of being enforced under any law or public policy, all other terms and provisions of this letter agreement shall nevertheless remain in full force and effect. If any term or provision of this letter agreement is determined to be unenforceable by reason of its extent, duration, scope or otherwise, then the parties contemplate that the court making such determination shall reduce such extent, duration, scope or other provision and enforce them in their reduced form for all purposes contemplated by this letter agreement.

      No modification of this letter agreement or waiver of the terms and conditions hereof shall be binding upon either party, unless approved in writing by each party.

      Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

DELPHI CORPORATION
By	/s/ J.T. BATTENBERG III
	Name:	J.T. Battenberg III
	Title:	Chairman & Chief Executive Officer

Accepted and Agreed as of
the date first written above:

THE CAPITAL GROUP COMPANIES, INC.
By	/s/ LARRY CLEMMENSEN
	Name:	Larry Clemmensen
	Title:	President

CAPITAL GROUP INTERNATIONAL, INC.
By	/s/ MICHAEL D. BECKMAN
	Name:	Mike Beckman
	Title:	Senior Vice President

CAPITAL RESEARCH AND MANAGEMENT COMPANY
By	/s/ PAUL G. HAAGA
	Name:	Paul G. Haaga
	Title:	Executive Vice President